Exhibit 107

Calculation of Filing Fee Tables
Form S-8
(Form Type)

Delek US Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)
Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	5,038,087	$46.33	$233,414,570.71	$0.00013810	$32,234.55
Total Offering Amounts					$233,414,570.71		$32,234.55
Total Fee Offsets							$7,834.69
Net Fee Due							$24,399.86

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Delek US Holdings, Inc.	S-8	333-287040	May 7, 2025		$3,828.11	Equity	Common Stock, par value $0.01 per share	1,900,000	$25,004,000.00
Fee Offset Claims	Delek US Holdings, Inc.	S-8	333-271784	May 9, 2023		$4,006.58	Equity	Common Stock, par value $0.01 per share	1,838,087	$36,357,360.86
Fee Offset Sources	Delek US Holdings, Inc.	S-8	333-287040		May 7, 2025						$3,828.11
Fee Offset Sources	Delek US Holdings, Inc.	S-8	333-271784		May 9, 2023						$4,006.58

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued pursuant to the Delek US Holdings, Inc. 2026 Long-Term Incentive Plan, as amended (the “2026 Plan”) as a result of adjustments for stock dividends, stock splits or similar transactions effected without receipt of consideration, that increase the number of outstanding shares of the common stock, par value $0.01 per share (the “Common Stock”) of Delek US Holdings, Inc. (the “Company”).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on June 4, 2026.

(3)
The Company previously registered (i) 1,900,000 shares of Common Stock pursuant to the Registration Statement on Form S-8 (File Number 333-287040) filed on May 7, 2025 and (ii) 2,015,000 shares of Common Stock pursuant to the Registration Statement on Form S-8 (File Number 333-271784) filed on May 9, 2023 (collectively, the "Prior Registration Statements"). Any offerings that included the unsold securities registered thereunder have been terminated. The Company expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statements pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statements was $8,220.32. Pursuant to Rule 457(p) under the Securities Act, $7,834.69 of the previously paid fee remains available for fee offsets by the Registrant as of the date of this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $7,834.69 of the registration fee due under this Registration Statement from the fees previously paid in connection with the Prior Registration Statements.